Exhibit 10.18

Comerica Bank	MC 4672
701 B Street, Ste. 600
San Diego, CA 92101-5033

Middle Market

September 5, 2005

Orange 21, Inc.

2070 Las Palmas

Carlsbad, CA 92009

Re:	LOAN EXTENSION
Borrower Name: Orange 21, Inc.
Customer Number/Obligor Number: 7433804894
Loan Number/Note Number: 18,26,34,42,59

Dear Borrower:

Comerica has approved an extension of the above-referenced credit facility to November 5, 2005, from its current maturity of September 5, 2005 as evidenced by that certain Note/Agreement dated October 5, 2001, as may be or have been modified from time to time.

Except as modified and extended hereby, the existing loan documentation as amended concerning your obligation remains in full force and effect.

Very truly yours,

Richmond Boyce

Vice President – Western Division

Comerica Bank

Acknowledged and accepted on September 5, 2005

By:	/s/ Michael C. Brower	By:
Michael C. Brower, CFO

By:		By: